UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Third Floor

Charlestown, Massachusetts 02129

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note.

As previously disclosed, Solid Biosciences Inc. (the “Company”) entered into (i) an agreement and plan of merger, dated as of September 29, 2022 (the “Merger Agreement”), by and among the Company, Greenland Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Transitory Subsidiary”), AavantiBio, Inc., a Delaware corporation (“AavantiBio”), and, solely in his capacity as equityholder representative, Doug Swirsky, providing for the acquisition of AavantiBio by the Company through the merger of Transitory Subsidiary into AavantiBio, with AavantiBio surviving as a wholly owned subsidiary of the Company (the “Acquisition”), (ii) securities purchase agreements, dated as of September 29, 2022 (the “Securities Purchase Agreement”), by and among the Company and several accredited investors (the “PIPE Investors”, with such transaction being the “Private Placement”), and (iii) a registration rights agreement with the PIPE Investors, pursuant to which the Company agreed to register for resale the PIPE Shares (as defined below).

On December 2, 2022, the Company completed its acquisition of AavantiBio in accordance with the terms of the Merger Agreement, and the Private Placement closed immediately following the closing of the Acquisition.

Unless the context otherwise requires, all references in this Current Report on Form 8-K to “Solid,” “we,” “our” and “us” refer to Solid Biosciences Inc. and its wholly owned subsidiaries after the effective time of the Acquisition, and all references to AavantiBio refer to AavantiBio, Inc. prior to the effective time of the Acquisition.

Item 1.01.	Entry into a Material Definitive Agreement.

As a result of the Acquisition, the following AavantiBio agreements and arrangements effectively became agreements and arrangements of the Company.

License Agreements with the University of Florida Research Foundation, Inc.

Between March 2020 and June 2021, AavantiBio entered into multiple license agreements with the University of Florida Research Foundation, Inc. (the “UFRF License Agreements”). Broadly, the license agreements grant rights to certain patent rights and know-how relating to: (1) adeno-associated virus (“AAV”) vectors, compositions and methods of treatment of Friedreich’s ataxia, (2) AAV vectors for treatment of glycogen storage disease, (3) methods and compositions for treating of MYPBC related cardiomyopathy with a viral vector, and (4) methods and compositions for treating BAG-3 cardiomyopathy. Under each of the license agreements, AavantiBio is obligated to use commercially reasonable efforts to develop and commercialize products covered by the applicable licensed patent rights and to achieve certain regulatory and commercialization milestones within estimated time periods. The UFRF License Agreements terminate on a licensed product-by-licensed product basis on the later of: (i) expiration of the patent rights covering such licensed product or (ii) ten (10) years from the first commercial sale of such licensed product.

In connection with each of the UFRF License Agreements, AavantiBio is required to pay annual license maintenance fees ranging from $5,000 to $10,000 (totaling $45,000 for all of the UFRF License Agreements) until the first commercial sale of a licensed product under such UFRF License Agreement. AavantiBio also agreed to pay a low, single digit royalty on annual net sales of licensed products on a licensed-product-by-licensed product basis until the expiration of the last of the patent rights licensed under each of the UFRF License Agreements. In addition, in connection with each of the UFRF License Agreements, AavantiBio is required to make contingent milestone payments to the university ranging from $100,000 to $1,500,000 (totaling up to $15.4 million for all UFRF License Agreements) upon the achievement of certain clinical and regulatory milestones. AavantiBio is required to pay ongoing patent expense fees in relation to the licensed patents. AavantiBio is required to pay a fee upon a change in control, which was triggered by the closing of the Acquisition. Under the license agreements, the combined fee payable upon a change in control is expected to be a mid-single digit percentage of the acquisition value.

License Agreement with Life Technologies Corporation

On December 18, 2020, AavantiBio entered into a non-exclusive license agreement with Life Technologies Corporation, a Delaware corporation, with respect to life cells for producing genetically engineered adeno associated virus (AAV) particles. In connection with the license, AavantiBio paid an upfront fee of $450,000. In addition, AavantiBio is required to pay a fee of $450,000 for each additional licensee product added to the license and a fee of $50,000 for each additional cell line documentation package. Lastly, AavantiBio is required to pay a fee of $450,000 upon a change in control, which payment was triggered by the closing of the Acquisition. The license agreement continues until terminated, which may be made upon thirty (30) days prior written notice.

License Agreement with University of North Carolina

On December 21, 2021, AavantiBio entered into an exclusive license agreement with the University of North Carolina (“UNC”) with respect to certain patent rights relating to truncated dysferlin for treatment of dysferlinopathy. Under the terms of the license, AavantiBio is required to pay a minimum annual license maintenance fee of $10,000 for years 2022 through 2025 and $25,000 for year 2026 and thereafter, until the first year in which AavantiBio sells a product covered by the claims of the licensed patents. AavantiBio also agreed to pay low, single digit royalties on annual net sales of licensed products on a licensed-product-by-licensed product until the expiration of the last of the patent rights licensed under the license. In addition, AavantiBio is required to make contingent milestone payments totaling up to $5.0 million in aggregate upon the achievement of certain clinical and regulatory milestones. In the event that AavantiBio sublicenses the licensed patent rights, UNC is also entitled to receive a percentage of the sublicensing revenue received by AavantiBio. AavantiBio is required to pay ongoing patent expense fees in relation to the licensed patents. The term of the license agreement continues until the later of: (i) expiration the patent rights, (ii) the expiration of any market exclusivity relating to a licensed product or (iii) ten (10) years from the first commercial sale of a licensed product.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 29, 2022, the Company, Transitory Subsidiary, AavantiBio and Doug Swirsky, acting solely in his capacity as equityholder representative, entered into the Merger Agreement. On December 2, 2022, the Company completed its acquisition of AavantiBio in accordance with the terms of the Merger Agreement. At the closing of the Acquisition, the Company issued an aggregate of (i) $1,000 and (ii) 1,354,258 shares of its common stock, par value $0.001 per share (the “common stock”) to AavantiBio equityholders (the “Stock Consideration”).

The foregoing description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 on the Current Report on Form 8-K filed by the Company on September 30, 2022, and is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On November 30, 2022, the Company’s Board of Directors (the “Board”) approved a plan to reduce the Company’s workforce by approximately 18%. These reductions are expected to be completed by the December 5, 2022. This plan is designed to streamline the Company’s operating structure. The Company expects to incur a charge in the fourth quarter of 2022 of approximately $3.2 million related to the reduction in force, consisting of severance and other employee termination benefits. The Company expects that approximately $0.4 million of this amount will be paid during in the fourth quarter of 2022 and the balance through the first quarter of 2024.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company issued 1,354,258 shares of common stock to the former equityholders of AavantiBio in accordance with the terms and conditions set forth in the Merger Agreement. The nature of the transaction and the nature and amount of consideration received by AavantiBio’s equityholders are described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

On September 29, 2022, the Company entered into the Securities Purchase Agreement with the PIPE Investors, pursuant to which, on December 2, 2022, the Company issued an aggregate of 10,638,290 shares of the Company’s common stock (the “PIPE Shares”). The Private Placement closed immediately following the closing of the Acquisition on December 2, 2022. The Company received aggregate gross proceeds from the Private Placement of approximately $75.0 million, before deducting placement agent fees and estimated offering expenses payable by the Company.

The issuance of the Stock Consideration in the Acquisition and the offering and sale of PIPE Shares in the Private Placement was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Stock Consideration issued in the Acquisition and the PIPE Shares issued and sold in the Private Placement was not registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The issuance of the Stock Consideration in the Acquisition and the issuance and sale of the PIPE Shares did not involve a public offering and was made without general solicitation or general advertising. The AavantiBio equityholders receiving Stock Consideration and the PIPE Investors have represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

The foregoing description of the Securities Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which was filed as Exhibit 10.3 on the Current Report on Form 8-K filed by the Company on September 30, 2022, and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer and Election of Directors

On November 30, 2022, the Board appointed Alexander (Bo) Cumbo as the Company’s President and Chief Executive Officer and elected Mr. Cumbo as a member of the Board, in each case, subject to and contingent and effective upon the closing of the Acquisition (the “Effective Date”). As previously disclosed, the Company entered into an employment agreement with Mr. Cumbo on September 29, 2022, effective as of the Effective Date.

Mr. Cumbo, age 51, has served as the President and Chief Executive Officer and as a director of AavantiBio since October 2020. From January 2013 to October 2020, Mr. Cumbo held positions of increasing responsibility at Sarepta Therapeutics, Inc., a precision genetic medicine company, ultimately serving as Executive Vice President, Chief Commercial Officer. From 2011 to 2013, Mr. Cumbo served as Vice President of Sales and Treatment Education for Vertex Pharmaceuticals Incorporated (“Vertex”), a global biotechnology company, launching Incivek, a treatment for hepatitis C, and from 2010 to 2011, he served as Area director for Vertex. Prior to Vertex, Mr. Cumbo served in multiple commercial roles supporting the HIV, HBV and cardiovascular franchises at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Cumbo has served on the board of Verve Therapeutics, Inc. since June 2022. Mr. Cumbo previously served on the board of RA Pharmaceuticals, Inc., a clinical stage biopharmaceutical company acquired by UCB, Brussels, from November 2018 to April 2020. Mr. Cumbo received a Bachelor of Science in Laboratory Technology from Auburn University.

On November 30, 2022, the Board also elected Adam Koppel, M.D., Ph.D., as a member of the Board, subject to and contingent and effective upon the closing of the Acquisition. Dr. Koppel previously served as a member of the Board from October 2017 to June 2022.

Mr. Cumbo and Dr. Koppel will serve as a Class I and Class II directors, respectively, with a term expiring at the Company’s 2025 and 2023 annual meeting of stockholders, respectively, and thereafter until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal. Other than as contemplated in the Merger Agreement, there are no arrangements or understandings between Mr. Cumbo or Dr. Koppel and any other persons pursuant to which Mr. Cumbo or Dr. Koppel, respectively, was elected as a director.

As an employee of the Company, Mr. Cumbo will not receive any additional compensation for his service on the Board. Dr. Koppel will receive compensation for his service as a non-employee director and for any committee service in accordance with the Company’s non-employee director compensation program, which is described in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022.

In connection with their respective appointment and election as directors, Mr. Cumbo and Dr. Koppel will each enter into the Company’s standard form of indemnification agreement with the Company, a copy of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-222357) filed with the SEC on December 29, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Cumbo and Dr. Koppel for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such individuals in any action or proceeding arising out of their service as a director of the Company.

Executive Officer Resignations

As previously disclosed, Ilan Ganot notified the Company of his resignation as the Company’s Chief Executive Officer and President and Erin Powers Brennan notified the Company of her resignation as the Company’s Chief Legal Officer and Secretary, each of which became effective on December 2, 2022. Subject to the execution and delivery of the Additional Release of Claims in the form attached to their respective Executive Transition and Separation Agreements, dated as of September 29, 2022, the Company will pay Mr. Ganot and Ms. Brennan a cash bonus of $318,285 and $172,200, respectively.

Item 7.01.	Regulation FD Disclosure.

On December 5, 2022, the Company issued a press release announcing, among other things, the closing of the Acquisition and the Private Placement. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of AavantiBio as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit and cash flows for the years then ended, are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The unaudited interim consolidated financial statements of AavantiBio as of September 30, 2022, and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit and cash flows for each of the nine months ended September 30, 2022 and 2021, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of the Company and AavantiBio for the year ended December 31, 2021 and as of and for the nine months ended September 30, 2022 are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP

99.1	Press Release, dated December 5, 2022

99.2	Audited consolidated financial statements of AavantiBio as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit and cash flows for the years then ended

99.3	Unaudited interim consolidated financial statements of AavantiBio as of September 30, 2022 and the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit and cash flows for each of the nine months ended September 30, 2022 and 2021

99.4	Unaudited pro forma condensed combined financial statements of the Company and AavantiBio for the year ended December 31, 2021 and as of and for the nine months ended September 30, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future expectations, plans and prospects for the Company, AavantiBio and the combined company; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. For a discussion of risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: December 5, 2022	By:	/s/ Stephen DiPalma
Name: Stephen DiPalma
Title: Interim Chief Financial Officer